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                                                  EXHIBIT 23.1(b)


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 Registration Statement on Form S-3 of U.S. Office Products Company of our report dated August 4, 1995 except as to Note 12 which is as of December 11, 1995, relating to the financial statements of Blue Star Group Limited which appears in the Registration Statement on Form S-4 (333-1928) dated March 28, 1996 of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PRICE WATERHOUSE
Auckland, New Zealand
September 30, 1996